UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2002
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Imagis Technologies Inc.

British Columbia, Canada	000-30090	None

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1630-1075 West Georgia Street Vancouver, British Columbia, Canada V6E 3C9

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (604) 684-2449

Item 9.         Regulation FD Disclosure

Attached as an exhibit to this report is Briyante Software Corp.'s ("Briyante") Notice of Annual General and Special Meeting of Shareholders and Information Circular relating to the proposed plan of arrangement involving Briyante and Imagis Technologies Inc. Such exhibit is being furnished pursuant to this Item 9, and shall not be deemed filed under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Imagis Technologies Inc.

Date: March 4, 2003	By: /s/ Wayne Smith

Wayne Smith
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Briyante Software Corp. Notice of Annual General and Special Meeting of Shareholders and Information Circular.